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                                                                    Exhibit 99.1


                                      PROXY
                             SOLICITED ON BEHALF OF
                            THE BOARD OF DIRECTORS OF
                       SLIPPERY ROCK FINANCIAL CORPORATION
                     FOR THE SPECIAL MEETING OF SHAREHOLDERS
                                SEPTEMBER 9, 2004


The undersigned shareholders of Slippery Rock Financial Corporation, Slippery Rock, Pennsylvania (the "Corporation") do(es) hereby appoint Dale R. Wimer my
(our) true attorney, with full power of substitution, to vote all shares of common stock of the Corporation that the undersigned would be entitled to vote at the Special Meeting of Shareholders to be held at the Grove City Country Club, 73 Country Club Road, Grove City, Pennsylvania 16127, on September 9, 2004 at 10:00 a.m., and at any adjournment, postponement or continuation thereof, as fully as the undersigned could if personally present.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AT THE SPECIAL MEETING. IF NO CHOICE IS INDICATED ON THE REVERSE SIDE HEREOF, SUCH SHARES WILL BE VOTED IN FAVOR OF PROPOSALS 1 AND 2. IF CHOICES ARE MADE, SUCH SHARES WILL BE VOTED IN ACCORDANCE WITH THE CHOICES SO INDICATED.

       The board of directors recommends a vote FOR each of the proposals.
                      Please sign and date on reverse side.


                       Slippery Rock Financial Corporation
                              100 South Main Street
                        Slippery Rock, Pennsylvania 16057

           Receipt is acknowledged of the Notice and Proxy Statement for said meeting, each dated July 23, 2004.

             (Continued and to be dated and signed on reverse side)

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Please mark your votes [X]

         1. Proposal to approve and adopt the Amended and Restated Agreement and Plan of Merger dated as of May 5, 2004 between F.N.B Corporation and Slippery Rock Financial Corporation and approve the merger and other transactions contemplated by the Agreement and Plan of Merger.

         FOR                            AGAINST                          ABSTAIN
         [ ]                              [ ]                              [ ]

         2. Proposal to grant discretionary authority to adjourn the special meeting if necessary to permit further solicitation of proxies to approve and adopt the Amended and Restated Agreement and Plan of Merger dated as of May 5, 2004 between F.N.B Corporation and Slippery Rock Financial Corporation.

         FOR                            AGAINST                          ABSTAIN
         [ ]                              [ ]                              [ ]

         3. Upon such other matters as may properly come before our special meeting or any adjournment, postponement or continuation thereof:


Signature(s)                                   Dated                      , 2004
             ---------------------------------       ---------------------

Please sign exactly as your name appears on this proxy. When signing as attorney, executor, administrator, guardian or corporate official, your title should be stated. If shares are held jointly, each holder should sign.


                      VOTE BY INTERNET OR TELEPHONE OR MAIL
                          24 HOURS A DAY, 7 DAYS A WEEK

    INTERNET AND TELEPHONE VOTING IS AVAILABLE THROUGH 11:59 PM EASTERN TIME
                     THE DAY PRIOR TO SPECIAL MEETING DAY.

    YOUR INTERNET OR TELEPHONE VOTE AUTHORIZES THE NAMED PROXIES TO VOTE YOUR
               SHARES IN THE SAME MANNER AS IF YOU MARKED, SIGNED
                         AND RETURNED YOUR PROXY CARD.

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

              INTERNET                                     TELEPHONE                                 MAIL
     http://www.eproxy.com/srck                         1-800-435-6710                   Mark, sign and date your
Use the Internet to vote your                   Use any touch-tone telephone             proxy card and return it in
proxy. Have your proxy card in hand      OR     to vote your proxy. Have your      OR    the enclosed postage-paid
when you access the web site.                   proxy card in hand when you              envelope.
                                                call.
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               IF YOU VOTE YOUR PROXY BY INTERNET OR BY TELEPHONE,
                  YOU DO NOT NEED TO MAIL BACK YOUR PROXY CARD.